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Exhibit 99.5

CONSENT OF THOMAS C.K. YUEN

        In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-4 filed by DTS, Inc. ("DTS") with the Securities and Exchange Commission on May 17, 2012, and all supplements and amendments thereto (the "Registration Statement"), as a person about to become a director of DTS effective upon the completion of the merger as described in the Registration Statement.

/s/ THOMAS C.K. YUEN
Name: Thomas C.K. Yuen

Date: June 15, 2012

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  Exhibit 99.5
CONSENT OF THOMAS C.K. YUEN